Exhibit 4.5
EXECUTION COPY
     THIRD SUPPLEMENTAL INDENTURE, dated as of January 16, 2007, to the Indenture dated as of August 29, 2000 (as amended and supplemented to the date hereof, the “Indenture”), by and among EOP Operating Limited Partnership, a Delaware limited partnership (the “Issuer”), Equity Office Properties Trust, a Maryland real estate investment trust (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”).
W I T N E S S E T H:
     WHEREAS, the Issuer, the Company and the Trustee have heretofore executed and delivered the Indenture and the Issuer has issued pursuant to the Indenture, among other securities, its 4.00% Exchangeable Senior Notes due 2026 (the “Notes”);
     WHEREAS, the Company is co-obligor and has guaranteed the Notes;
     WHEREAS, Section 902 of the Indenture provides that the Issuer, the Company and the Trustee may, with the consent of the Holders of not less than a majority in principal amount of the outstanding Notes affected by such supplemental indenture, enter into a supplemental indenture for the purpose of amending certain provisions of (i) the Indenture and (ii) the Notes;
     WHEREAS, in connection with the mergers, including the merger of the Company with Blackhawk Acquisition Trust, a Maryland real estate investment trust, with Blackhawk Acquisition Trust continuing as the surviving real estate investment trust (the “EOPT Merger”), contemplated by the Agreement and Plan of Merger dated as of November 19, 2006, as amended to the date hereof, among the Company, the Issuer, Blackhawk Parent LLC, a Delaware limited liability company, Blackhawk Acquisition Trust and Blackhawk Acquisition, L.P., a Delaware limited partnership, the Issuer has sought consents from Holders, upon the terms and subject to the conditions set forth in the Consent Solicitation Statement dated as of December 26, 2006 (as it may be amended or supplemented from time to time, the “Statement”) and in the related Consent Form dated as of December 26, 2006 (as it may be amended or supplemented from time to time, the “Consent Form” and, together with the Statement, the “Solicitation”), to certain amendments to the Indenture and to the Notes as set forth in Article Two and Article Three of this Third Supplemental Indenture (the “Amendments”);
     WHEREAS, the Issuer has received the consents from Holders of not less than a majority of the outstanding principal amount of the Notes to effect the Amendments;
     WHEREAS, the Issuer and the Company have been authorized by resolution to enter into this Third Supplemental Indenture; and
     WHEREAS, all other acts and proceedings required by law and by the Indenture to make this Third Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;
     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Issuer, the Company and the Trustee hereby agree as follows:

ARTICLE ONE
     SECTION 1.01. Definitions.
     Capitalized terms used in this Third Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.
ARTICLE TWO
     SECTION 2.01. Amendment of Certain Provisions in Article One.
     Section 101 of the Indenture, as it relates to the Notes but not to any of the other securities issued under the Indenture, is amended by deleting from such Section those defined terms that, by virtue of the Amendments effected by this Third Supplemental Indenture, are no longer used in the Indenture or the Notes as amended hereby.
     SECTION 2.02. Amendment of Certain Provisions in Article Five.
     (a) Section 501 of the Indenture, as it relates to the Notes but not to any of the other securities issued under the Indenture, is amended by deleting the text of clauses (d) and (e) in their entirety and inserting “[intentionally omitted]” in lieu thereof.
     (b) Section 501 of the Indenture, as it relates to the Notes but not to any of the other securities issued under the Indenture, is further amended by deleting the words “or any Significant Subsidiary” from clauses (f) and (g).
     SECTION 2.03. Elimination of Certain Provisions in Article Seven.
     Section 703 of the Indenture, as it relates to the Notes but not to any of the other securities issued under the Indenture, is amended by deleting the text of this Section in its entirety and inserting “[intentionally omitted]” in lieu thereof.
     SECTION 2.04. Amendment of Certain Provisions in Article Eight.
     Section 801 of the Indenture, as it relates to the Notes but not to any of the other securities issued under the Indenture, is amended by deleting clause (c) in its entirety and inserting the word “and” before clause (b).
     SECTION 2.05. Elimination of Certain Provisions in Article Ten.
     (a) Section 1006 of the Indenture, as it relates to the Notes but not to any of the other securities issued under the Indenture, is amended by deleting the text of this Section in its entirety and inserting “[intentionally omitted]” in lieu thereof.
     (b) Section 1007 of the Indenture, as it relates to the Notes but not to any of the other securities issued under the Indenture, is amended by deleting the text of this Section in its entirety and inserting “[intentionally omitted]” in lieu thereof.

     (c) Section 1008 of the Indenture, as it relates to the Notes but not to any of the other securities issued under the Indenture, is amended by deleting the text of this Section in its entirety and inserting “[intentionally omitted]” in lieu thereof.
     (d) Section 1009 of the Indenture, as it relates to the Notes but not to any of the other securities issued under the Indenture, is amended by deleting the text of this Section in its entirety and inserting “[intentionally omitted]” in lieu thereof.
     (e) Section 1010 of the Indenture, as it relates to the Notes but not to any of the other securities issued under the Indenture, is amended by deleting the text of this Section in its entirety and inserting “[intentionally omitted]” in lieu thereof.
     SECTION 2.06. Elimination of Certain Provisions in Article Two of the Second Supplemental Indenture.
     (a) Section 2.16 of the Second Supplemental Indenture dated as of June 27, 2006 (the “Second Supplemental Indenture”), by and among the Issuer, the Company and the Trustee, is amended by deleting the text of clause (b) in its entirety and inserting “[intentionally omitted]” in lieu thereof.
     (b) Section 2.26 of the Second Supplemental Indenture is amended by deleting the text of such Section in its entirety and inserting “[intentionally omitted]” in lieu thereof.
     (c) Section 2.27 of the Second Supplemental Indenture is amended by deleting the text of such Section in its entirety and inserting “[intentionally omitted]” in lieu thereof.
ARTICLE THREE
     SECTION 3.01. Elimination of Certain Provisions in the Notes.
     Each Note is deemed amended by the insertion of the following text on the reverse of the Note:
          “Notwithstanding anything to the contrary contained herein, the terms of the Indenture and this Note have been amended and the following provisions of the Indenture, and the corresponding provisions of this Note, are no longer applicable to this Note: clauses (d) and (e) of Section 501; references to “Significant Subsidiaries” in clauses (f) and (g) of Section 501; Section 703; clause (c) of Section 801; Section 1006; Section 1007; Section 1008; Section 1009; and Section 1010. In addition, the following provisions of the Second Supplemental Indenture, and the corresponding provisions of this Note, are no longer applicable to this Note: clause (b) of Section 2.16; Section 2.26; and Section 2.27.”
ARTICLE FOUR
SECTION 4.01. Effectiveness of Third Supplemental Indenture; Operation of Amendments to Indenture and the Notes.
     (a) This Third Supplemental Indenture shall be effective upon its execution by the parties hereto. The Amendments set forth in Articles Two and Three hereof will only become operative concurrently with the consummation of the EOPT Merger, provided that the Change of Control Condition (as defined in the Statement) has been satisfied.
     (b) Notwithstanding anything to the contrary contained herein, this Third Supplemental Indenture shall have no effect with respect to or on the other securities issued pursuant to the Indenture.
     SECTION 4.02. Severability.
     In case any provision in this Third Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 4.03. Continuing Effect of Indenture.
     Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes shall remain in full force and effect.
     SECTION 4.04. Construction of Third Supplemental Indenture.
     This Third Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 4.05. Trust Indenture Act Controls.
     If any provision of this Third Supplemental Indenture limits, qualifies or conflicts with another provision of this Third Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended, and as in force at the date as of which this Third Supplemental Indenture is executed, the provision required by said Act shall control.

     SECTION 4.06. Disclaimer.
     The recitals contained in this Third Supplemental Indenture shall be taken as the statements of the Issuer and the Company. The Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.
     SECTION 4.07. Counterparts.
     This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the day and year first above written.

EOP OPERATING LIMITED PARTNERSHIP
By:	Equity Office Properties Trust, as General Partner

By	/s/ Stanley M. Stevens
	Name:	Stanley M. Stevens
	Title:	Executive Vice President, Chief Legal Counsel and Secretary

EQUITY OFFICE PROPERTIES TRUST
By	/s/ Stanley M. Stevens
	Name:	Stanley M. Stevens
	Title:	Executive Vice President, Chief Legal Counsel and Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President